Exhibit 99.1

PRESS RELEASE

Travelport Worldwide Limited Announces Pricing and Upsizing of Senior Secured Notes Offering

LANGLEY, U.K., March 12, 2018: Travelport Worldwide Limited (“Travelport”) (NYSE: TVPT) announced today that its subsidiary, Travelport Corporate Finance PLC (the “Issuer”), priced its previously announced offering and upsized the offering from $650 million in aggregate principal amount to $745 million in aggregate principal amount of 6.00% Senior Secured Notes due 2026 (the “Senior Secured Notes”). The Senior Secured Notes will have a maturity date of March 15, 2026. The offering of the Senior Secured Notes is expected to close on or about March 16, 2018, subject to customary closing conditions. The Senior Secured Notes were priced at 100%.

The Senior Secured Notes will be guaranteed fully and unconditionally on a senior secured basis by Travelport Limited, the Issuer’s immediate parent entity, and certain of Travelport Limited’s existing and future wholly-owned subsidiaries that also guarantee Travelport’s proposed new senior secured credit agreement (the “New Senior Secured Credit Facilities”).

As previously announced, Travelport expects to use the proceeds from the offering of the Senior Secured Notes, together with borrowings under the New Senior Secured Credit Facilities and cash on hand, to repay borrowings under its existing credit agreement in full and pay fees and expenses related to the offering.

The Senior Secured Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Investors:

Majid Nazir
Head of Investor Relations
Tel: +44 (0)1753 288 857
majid.nazir@travelport.com

Media:

Julian Eccles
Vice President, PR and Corporate Communications
Tel: +44 (0)7720 409 374
julian.eccles@travelport.com

About Travelport

Travelport (NYSE:TVPT) is the technology company that makes the experience of buying and managing travel continually better. It operates a travel commerce platform providing distribution, technology, payment and other solutions for the global travel and tourism industry. Travelport facilitates travel commerce by connecting the world's leading travel providers with online and offline travel buyers in a proprietary business-to-business (B2B) travel platform.

Travelport has a leadership position in airline merchandising, hotel content and distribution, car rental, mobile commerce and B2B payment solutions. Travelport also provides critical IT services to airlines, such as shopping, ticketing, departure control and other solutions. With net revenue of over $2.4 billion in 2017, Travelport is headquartered in Langley, U.K., has over 4,000 employees and is represented in approximately 180 countries and territories.

Forward-Looking Statements

Certain statements in this press release, including outlook and financial guidance, constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Travelport to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of our information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact our outstanding indebtedness may have on the way we operate our business; our ability to achieve expected cost savings from our efforts to improve operational and technology efficiency, including through our consolidation of multiple technology vendors and locations and the centralization of activities; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom's decision to leave the European Union. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These and other potential risks and uncertainties that could cause actual results to differ are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 20, 2018, and available on the SEC's website at www.sec.gov.

Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, Travelport undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.